Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Telephone and Data Systems, Inc.:

(1)	Registration Statement (Form S-3 No. 333-188965)
(2)	Registration Statement (Form S-3 No. 333-190907)
(3)	Registration Statement (Form S-3 No. 333-211486)
(4)	Registration Statement (Form S-4 No. 33-64293)
(5)	Registration Statement (Form S-8 No. 333-58127)
(6)	Registration Statement (Form S-8 No. 333-105676)
(7)	Registration Statement (Form S-8 No. 333-179702)
(8)	Registration Statement (Form S-8 No. 333-179703)
(9)	Registration Statement (Form S-8 No. 333-185143)
(10)	Registration Statement (Form S-8 No. 333-190330)
(11)	Registration Statement (Form S-8 No. 333-197793)
(12)	Registration Statement (Form S-3 No. 333-219697); and
(13)	Registration Statement (Form S-3 No. 333-219698);

of our report dated February 26, 2018, with respect to the consolidated financial statements of Los Angeles SMSA Limited Partnership and Subsidiary included in this Annual Report (Form 10-K) of Telephone and Data Systems, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

     Certified Public Accountants

Orlando, Florida

February 26, 2018